UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2017

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2017, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the following actions relative to salary and performance-based bonus awards for the Company’s Named Executive Officers as set forth in the Company’s proxy statement dated March 18, 2016 (the “NEOs”):

Named Executive Officer	2016 EIP Award	2017 Base Salary
Peter S. Ho Chairman, CEO, and President	$1,950,000	$780,000
Kent T. Lucien Vice Chairman and CFO	$697,600	$218,000
Wayne Y. Hamano Vice Chairman and Chief Commercial Officer	$550,000	$375,000
Mark A. Rossi Vice Chairman, CAO, General Counsel, and Corporate Secretary	$697,600	$436,000
Mary E. Sellers Chief Risk Officer	$697,600	$436,000
The Company follows a pay-per-performance philosophy. Our compensation plans are designed to focus NEOs on goals that align with business strategy, operating performance and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined results are achieved. The 2016 cash bonuses were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Company 2014 Stock and Incentive Plan (the “Plan”) and the Executive Incentive Plan (EIP).
Mr. Lucien’s 2017 base salary is effective March 1, 2017. Mr. Hamano’s 2017 base salary is effective April 1, 2017. The other 2017 NEO base salaries remain unchanged from the base salaries approved in 2015.
On February 24, 2017, the Committee also awarded Restricted Stock Grants (“RSGs”) to the Company’s 5 NEOs pursuant to the terms of the Plan. The RSGs awarded to the NEOs are shown in the table below:

GRANTEE	RSGs
Peter S. Ho	21,192
Kent T. Lucien	2,944
Wayne Y. Hamano	5,887
Mark A. Rossi	4,710
Mary E. Sellers	5,887

These performance-based RSGs were made pursuant to individual Restricted Stock Grant Agreements, which provide for cliff vesting to occur after a three year performance period, 2017, 2018 and 2019, and terminates on the date of certification of achievement of service and financial performance objectives by the Committee. The specified 3 year financial performance criteria are related to the Company’s Return on Equity, Stock Price to Book Ratio and Tier 1 Capital Ratio, weighted at 45%, 45% and 10% respectively, as compared to designated Peer Group performance as more particularly described in the form Restricted Stock Grant Agreement which is attached hereto as Exhibit 10.1, and incorporated herein by reference. The 3 year performance period and cliff vesting schedule directly tie to the Company’s long-term executive retention and performance goals. This summary of the provisions of the RSG is qualified in its entirety by the actual copies of the form Restricted Stock Grant Agreement.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits

10.1	Bank of Hawaii Corporation 2014 Stock and Incentive Plan - Restricted Stock Grant Agreement (Performance Based)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2017	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Bank of Hawaii Corporation 2014 Stock and Incentive Plan - Restricted Stock Grant Agreement (Performance Based)